Exhibit 99.3

MICROVAST, INC.

Unaudited Condensed Consolidated Financial Statements For The Three and Six Months Ended June 30, 2020 and 2021

MICROVAST, INC.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS	PAGE(S)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020 AND JUNE 30, 2021	F-1 – F-2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021	F-3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021	F-4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021	F-5 – F-6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2021	F-7 – F-8

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-9 – F-25

- i -

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	December 31,	June 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$21,496	$13,367
Restricted cash	19,700	20,460
Accounts receivable (net of allowance for doubtful accounts of $5,047 and $4,743 as of December 31, 2020 and June 30, 2021, respectively)	76,298	65,253
Notes receivable	20,839	17,693
Inventories, net	44,968	55,400
Prepaid expenses and other current assets	6,022	8,192
Total Current Assets	189,323	180,365

Property, plant and equipment, net	198,017	217,686
Land use rights, net	14,001	13,987
Acquired intangible assets, net	2,279	2,067
Other non-current assets	890	710
Total Assets	$404,510	$414,815

Liabilities
Current liabilities:
Accounts payable	$42,007	$43,814
Advance from customers	2,446	2,636
Accrued expenses and other current liabilities	60,628	35,597
Income tax payables	664	665
Short-term bank borrowings	12,184	16,572
Notes payable	35,782	32,173
Bonds payable	29,915	29,915
Total Current Liabilities	183,626	161,372

Deposit liability for series B2 convertible preferred shares (“Series B2 Preferred”)	21,792	21,792
Long-term bonds payable	73,147	137,490
Long-term bank borrowings	-	9,886
Other non-current liabilities	110,597	114,362
Total Liabilities	$389,162	$444,902

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS - continued

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	December 31,	June 30,
	2020	2021
Mezzanine Equity (Note 12 and Note 14)
Series C1 convertible redeemable preferred shares (“Series C1 Preferred”) (US$0.01 par value; 166,950 authorized, issued and outstanding as of December 31, 2020 and June 30, 2021)	$80,581	$82,587
Series C2 convertible redeemable preferred shares (“Series C2 Preferred”) (US$0.01 par value; 126,345 authorized, issued and outstanding as of December 31, 2020 and June 30, 2021)	81,966	86,528
Series D1 convertible redeemable preferred shares (“Series D1 Preferred”) (US$0.01 par value; 139,186 authorized, issued and outstanding as of December 31, 2020 and June 30, 2021)	146,583	156,101
Redeemable noncontrolling interests	90,820	96,003
Total Mezzanine Equity	$399,950	$421,219

Commitments and contingencies (Note 20)

Shareholders’ Deficit
Ordinary shares (par value of US$0.01 per share, 1,500,000 shares authorized as of December 31, 2020 and June 30, 2021; 617,880 shares issued and outstanding as of December 31, 2020 and June 30, 2021)	$6	$6
Statutory reserves	6,032	6,032
Accumulated deficit	(397,996)	(465,457)
Accumulated other comprehensive deficit	7,356	8,113
Total Shareholders’ Deficit	(384,602)	(451,306)
Total Liabilities, Mezzanine Equity and Shareholders’ Deficit	$404,510	$414,815

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2021	2020	2021
Revenues	$21,698	$33,372	$28,647	$48,310
Cost of revenues	(18,144)	(40,146)	(23,875)	(56,321)
Gross profit	3,554	(6,774)	4,772	(8,011)

Operating expenses:
General and administrative expenses	(3,760)	(6,178)	(7,949)	(10,752)
Research and development expenses	(4,242)	(5,895)	(7,960)	(9,681)
Selling and marketing expenses	(2,686)	(3,706)	(6,008)	(6,862)
Total operating expenses	(10,688)	(15,779)	(21,917)	(27,295)
Subsidy income	650	213	841	2,131
Loss from operations	(6,484)	(22,340)	(16,304)	(33,175)

Other income and expenses:
Interest income	125	111	436	207
Interest expense	(1,357)	(1,537)	(2,837)	(3,383)
Loss on changes in fair value of convertible notes	-	(3,243)	-	(6,843)
Other expense, net	(4)	49	(5)	44
Loss before provision for income taxes	(7,720)	(26,960)	(18,710)	(43,150)
Income tax expense	(137)	(109)	(275)	(218)
Net loss	$(7,857)	$(27,069)	$(18,985)	$(43,368)

Net loss attributable to Microvast, Inc.	$(7,857)	$(27,069)	$(18,985)	$(43,368)

Less: Accretion of Series C1 Preferred	974	1,003	1,948	2,006
Less: Accretion of Series C2 Preferred	2,217	2,281	4,434	4,562
Less: Accretion of Series D1 Preferred	4,662	4,759	9,324	9,518
Less: Accretion for noncontrolling interests	3,961	4,036	7,922	8,007
Net loss attributable to ordinary shareholders of Microvast, Inc.	$(19,671)	$(39,148)	$(42,613)	$(67,461)

Net loss per share attributable to ordinary shareholders of Microvast, Inc.
Basic and diluted	$(31.84)	$(63.36)	$(68.97)	$(109.18)

Weighted average shares used in calculating net loss per ordinary share
Basic and diluted	617,880	617,880	617,880	617,880

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands of U.S. dollars)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2021	2020	2021
Net loss	$(7,857)	$(27,069)	$(18,985)	$(43,368)
Foreign currency translation adjustment	(432)	3,670	(4,644)	757
Comprehensive loss	$(8,289)	$(23,399)	$(23,629)	$(42,611)
Total comprehensive loss attributable to Microvast, Inc.	$(8,289)	$(23,399)	$(23,629)	$(42,611)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	Three Months Ended June 30, 2020
			Additional	Accumulated other		Microvast, Inc.	Total
	Ordinary shares		paid-in	Accumulated	comprehensive	Statutory	Shareholders’
	Shares	Amount	capital	deficit	loss	reserve	Deficit
Balance as of March 31, 2020	617,880	$6	$-	$(339,975)	$(13,478)	$6,032	$(347,415)
Net loss	-	-	-	(7,857)	-	-	(7,857)
Accretion for Series C1 Preferred	-	-	-	(974)	-	-	(974)
Accretion for Series C2 Preferred	-	-	-	(2,217)	-	-	(2,217)
Accretion for Series D1 Preferred	-	-	-	(4,662)	-	-	(4,662)
Accretion for the exiting noncontrolling interests	-	-	-	(1,409)	-	-	(1,409)
Foreign currency translation adjustments	-	-	-	-	(432)	-	(432)
Accretion for redeemable noncontrolling interests	-	-	-	(2,552)	-	-	(2,552)
Balance as of June 30, 2020	617,880	$6	$-	$(359,646)	$(13,910)	$6,032	$(367,518)

	Six Months Ended June 30, 2020
			Additional	Accumulated other		Microvast, Inc.	Total
	Ordinary shares		paid-in	Accumulated	comprehensive	Statutory	Shareholders’
	Shares	Amount	capital	deficit	loss	reserve	Deficit
Balance as of January 1, 2020	617,880	$6	$3,727	$(320,760)	$(9,266)	$6,032	$(320,261)
Net loss	-	-	-	(18,985)	-	-	(18,985)
Accretion for Series C1 Preferred	-	-	(974)	(974)	-	-	(1,948)
Accretion for Series C2 Preferred	-	-	(2,217)	(2,217)	-	-	(4,434)
Accretion for Series D1 Preferred	-	-	(536)	(8,788)	-	-	(9,324)
Accretion for the exiting noncontrolling interests	-	-	-	(2,818)	-	-	(2,818)
Foreign currency translation adjustments	-	-	-	-	(4,644)	-	(4,644)
Accretion for redeemable noncontrolling interests	-	-	-	(5,104)	-	-	(5,104)
Balance as of June 30, 2020	617,880	$6	$-	$(359,646)	$(13,910)	$6,032	$(367,518)

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT - continued

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	Three Months Ended June 30, 2021
			Additional	Accumulated other		Microvast, Inc.	Total
	Ordinary shares		paid-in	Accumulated	comprehensive	Statutory	Shareholders’
	Shares	Amount	capital	deficit	loss	reserve	Deficit
Balance as of March 31, 2021	617,880	$6	$-	$(426,309)	$4,443	$6,032	$(415,828)
Net loss	-	-	-	(27,069)	-	-	(27,069)
Accretion for Series C1 Preferred	-	-	-	(1,003)	-	-	(1,003)
Accretion for Series C2 Preferred	-	-	-	(2,281)	-	-	(2,281)
Accretion for Series D1 Preferred	-	-	-	(4,759)	-	-	(4,759)
Accretion for the exiting noncontrolling interests	-	-	-	(1,430)	-	-	(1,430)
Foreign currency translation adjustments	-	-	-	-	3,670	-	3,670
Accretion for redeemable noncontrolling interests	-	-	-	(2,606)	-	-	(2,606)
Balance as of June 30, 2021	617,880	$6	$-	$(465,457)	$8,113	$6,032	$(451,306)

	Six Months Ended June 30, 2021
			Additional	Accumulated other		Microvast, Inc.	Total
	Ordinary shares		paid-in	Accumulated	comprehensive	Statutory	Shareholders’
	Shares	Amount	capital	deficit	loss	reserve	Deficit
Balance as of January 1, 2021	617,880	$6	$-	$(397,996)	$7,356	$6,032	$(384,602)
Net loss	-	-	-	(43,368)	-	-	(43,368)
Accretion for Series C1 Preferred	-	-	-	(2,006)	-	-	(2,006)
Accretion for Series C2 Preferred	-	-	-	(4,562)	-	-	(4,562)
Accretion for Series D1 Preferred	-	-	-	(9,518)	-	-	(9,518)
Accretion for the exiting noncontrolling interests	-	-	-	(2,824)	-	-	(2,824)
Foreign currency translation adjustments	-	-	-	-	757	-	757
Accretion for redeemable noncontrolling interests	-	-	-	(5,183)	-	-	(5,183)
Balance as of June 30, 2021	617,880	$6	$-	$(465,457)	$8,113	$6,032	$(451,306)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars, or otherwise noted)

	Six months ended June 30,
	2020	2021
Cash flows from operating activities
Net loss	$(18,985)	$(43,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	56	6
Depreciation of property, plant and equipment	7,207	9,475
Amortization of land use right and intangible assets	352	376
Changes in fair value of convertible notes	-	6,843
Reversal of doubtful accounts	(863)	(196)
Provision for obsolete inventories	646	6,098
Impairment loss from property, plant and equipment	644	258
Product warranty	951	9,057
Changes in operating assets and liabilities:
Notes receivable	14,167	3,352
Accounts receivable	13,451	11,813
Inventories	4,269	(16,134)
Prepaid expenses and other current assets	(821)	175
Other non-current assets	94	33
Notes payable	(15,094)	(3,989)
Accounts payable	(4,747)	1,390
Advance from customers	(1,058)	167
Accrued expenses and other liabilities	(9)	(381)
Net cash generated from/(used in) operating activities	260	(15,025)

Cash flows from investing activities
Purchases of property, plant and equipment	(11,914)	(29,858)
Proceeds on disposal of property, plant and equipment	(48)	-
Purchase of short-term investments	(1,999)	-
Proceeds from maturity of short-term investments	2,522	-
Net cash used in investing activities	(11,439)	(29,858)

Cash flows from financing activities
Proceeds from borrowings	9,473	26,603
Repayment of bank borrowings	(11,894)	(12,265)
Loans borrowing from related parties	10,456	8,426
Repayment of related party loans	(10,033)	(8,426)
Repurchase shares from exiting noncontrolling interests	-	(33,047)
Issuance of convertible notes	-	57,500
Payment for transaction fee in connection with the merger transaction	-	(2,327)
Net cash (used in)/generated from financing activities	(1,998)	36,464

Effect of exchange rate changes	(1,539)	1,050
Decrease in cash, cash equivalents and restricted cash	(14,716)	(7,369)
Cash, cash equivalents and restricted cash at beginning of the period	41,784	41,196
Cash, cash equivalents and restricted cash at end of the period	$27,068	$33,827

MICROVAST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

	Six months ended June 30,
	2020	2021
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$21,759	$13,367
Restricted cash	5,309	20,460
Total cash, cash equivalents and restricted cash	$27,068	$33,827

Supplemental disclosure of cash flow information
Interest paid	$1,032	$1,376

Non-cash investing and financing activities
Payable for redemption of noncontrolling interest	$119,567	$97,979
Payable for purchase of property, plant and equipment	$17,096	$14,103

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Microvast, Inc. (the “Company” or “Microvast”) was incorporated under the laws of the State of Texas in the United States of America (“USA”) on October 12, 2006 and re-domiciled to the State of Delaware on December 31, 2015. The Company and its subsidiaries (collectively, the “Group”) are primarily engaged in developing, manufacturing, and selling electronic power products for electric vehicles primarily in the People’s Republic of China (“PRC”) and Europe.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The accompanying unaudited condensed consolidated financial statements include the financial information of Microvast Inc. and its subsidiaries. The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and U.S. generally accepted accounting standards for interim financial reporting. Accordingly, certain information and disclosures normally included in the notes to the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted from these interim financial statements. The results of operations for the three months and six months periods ended June 30, 2020 and 2021 are not necessarily indicative of the results for the full years.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Group’s audited consolidated financial statements for each of the three years in the period ended December 31, 2020 included in the definitive proxy statement relating to merger or acquisition between Microvast, Inc. and Tuscan Holding Corp. In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (which include normal recurring adjustments) necessary for a fair statement of financial results for the interim periods presented. The Group believes that the disclosures are adequate to make the information presented not misleading.

The financial information as of December 31, 2020 presented in the unaudited condensed financial statements is derived from the Group’s audited consolidated financial statements for the year ended December 31, 2020.

The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Group’s consolidated financial statements for each of the three years in the period ended December 31, 2020.

Significant accounting estimates reflected in the Group’s financial statements include allowance for doubtful accounts, provision for obsolete inventories, impairment of long-lived assets, valuation allowance for deferred tax assets, product warranties, fair value measurement of the convertible promissory notes, share based compensation and going concern assumption.

The unaudited condensed consolidated financial statements of the Group include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Group will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business is dependent on, among other things, the Group’s ability to generate sufficient cash flows from operations, and the Group’s ability to arrange adequate financing arrangements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue recognition

Nature of Goods and Services

The Group’s sales revenue consists primarily of sales of lithium batteries. The obligation of the Group is providing the electronic power products. Revenue is recognized at the point of time when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Group expects to be entitled to in exchange for the goods or services.

Disaggregation of revenue

For the three months ended June 30, 2020 and 2021, the Group derived revenues of $14,802 and $29,084 from Asia&Pacific, $6,890 and $4,231 from Europe and $6 and $57 from other geographic regions where the customers are located, respectively.

For the six months ended June 30, 2020 and 2021, the Group derived revenues of $18,687 and $41,568 from Asia&Pacific, $9,930 and $6,558 from Europe and $30 and $184 from other geographic regions where the customers are located, respectively.

Contract balances

Contract balances include accounts receivable and advance from customers. Accounts receivable represent cash not received from customers and are recorded when the right to consideration is unconditional. The allowance for doubtful accounts reflects the best estimate of probable losses inherent to the account receivable balance. Contract liabilities, recorded in advance from customers in the consolidated balance sheet, represents payment received in advance or payment received related to a material right provided to a customer to acquire additional goods or services at a discount in a future period. During the three months ended June 30, 2020 and 2021, the Group recognized $206 and $135 of revenue previously included in advance from customers as of April 1, 2020 and April 1, 2021, respectively. During the six months ended June 30, 2020 and 2021, the Group recognized $446 and $1,321 of revenue previously included in advance from customers as of January 1, 2020 and January 1, 2021, respectively, which consist of payments received in advance related to its sales of lithium batteries.

3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31, 2020	June 30, 2021
Accounts receivable	$81,345	$69,996
Allowance for doubtful accounts	(5,047)	(4,743)
Accounts receivable, net	$76,298	$65,253

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

3. ACCOUNTS RECEIVABLE - continued

Movement of allowance for doubtful accounts was as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Balance at beginning of the period	$4,524	$4,416	$5,537	$5,047
Charge to expenses	-	318	(863)	(196)
Write off	-	(28)	-	(131)
Exchange difference	10	37	(140)	23
Balance at end of the period	$4,534	$4,743	$4,534	$4,743

4. INVENTORIES, NET

Inventories consisted of the following:

	December 31, 2020	June 30, 2021
Work in process	$22,167	$21,090
Raw materials	17,451	20,223
Finished goods	5,350	14,087
Total	$44,968	$55,400

Provision for obsolete inventory at nil and $5,880 were recognized for the three months ended June 30, 2020 and 2021, respectively. Provision for obsolete inventory at $646 and $6,098 were recognized for the six months ended June 30, 2020 and 2021, respectively.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

	December 31, 2020	June 30, 2021
Advances to suppliers	$2,117	$4,857
Other receivables	688	1,242
VAT receivables	2,471	1,342
Deposits	746	751
Total	$6,022	$8,192

The balance of the VAT receivables represented the amount available for future deduction against VAT payable.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31, 2020	June 30, 2021
Payables to exiting investors	$30,000	$-
Payables for purchase of property, plant and equipment	15,122	14,103
Product warranty	4,296	10,299
Other current liabilities	3,959	4,148
Accrued payroll and welfare	2,704	2,789
Interest payable	1,379	2,239
Accrued expenses	1,696	1,713
Other tax payable	1,472	306
Total	$60,628	$35,597

The payables to exiting investors represents the amount due in a year for the redemption of the shares owned by certain noncontrolling shareholders of a subsidiary. See Note 12.

7. PRODUCT WARRANTY

Movement of product warranty was as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Balance at beginning of the period	$17,299	$19,105	$18,416	$19,356
Provided during the period	842	8,148	951	9,057
Utilized during the period	(783)	(1,710)	(2,009)	(2,870)
Balance at end of the period	$17,358	$25,543	$17,358	$25,543

	December 31, 2020	June 30, 2021
Product warranty – current	$4,296	$10,299
Product warranty – non-current	15,060	15,244
Total	$19,356	$25,543

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

8. BANK BORROWINGS

The Group entered into loan agreements and bank facilities with Chinese banks and a German bank.

The original terms of the loans from Chinese banks range from 6 to 12 months and the interest rates range from 5.00% to 6.00% per annum. As of June 30, 2021, the balance of the loans from Chinese bank was $16,572.

The bank facility agreement with the German bank includes a $13.0 million (EUR11 million) 8-year maturity term loan and a $4.7 million (EUR4 million) revolving facility (“German Bank Facility Agreement”). The interest rate of the 8-year maturity term loan is EURIBOR plus a margin rate determined by the financial leverage ratio of the Group. The $4.7 million (EUR4 million) revolving facility at 6% annual interest, needs to be renewed every year (60 days in advance). During the six months ended June 30, 2021, the Group drew down the 8-year maturity term loan at the amount of $9,886. The German Bank Facility Agreement contains financial covenants on the equity ratio, leverage ratio and profit distribution, and also it has acceleration clauses about the occurrence of failure to comply with the financial covenants. As of June 30, 2021, the Group’s Germany subsidiary was not in compliance with the financial covenants. The Company obtained a waiver for the covenant violation through September 30, 2021, and subsequently cured the default in August 2020 by capital injection. The Group is and expects to be able to remain fully in compliance with the covenants.

Changes in bank borrowings were are as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Beginning balance	$5,649	$13,156	$11,922	$12,184
Proceeds from bank borrowings	3,714	13,158	9,473	26,603
Repayments of principal	-	-	(11,894)	(12,265)
Exchange difference	22	(144)	(89)	(64)
Ending balance	$9,412	$26,458	$9,412	$26,458

	December 31, 2020	June 30, 2021
Current	$12,184	$16,572
Non-current	-	9,886
Total	$12,184	$26,458

Certain assets of the Group had been pledged to secure the above banking facilities granted to the Group. The aggregate carrying amount of the assets pledged by the Group as of December 31, 2020 and June 30, 2021 are as follows:

	December 31, 2020	June 30, 2021
Buildings	$22,732	$31,877
Machinery and equipment	19,297	17,835
Land use rights	2,789	4,466
Total	$44,818	$54,178

In addition, the Group’s related parties Ochem Chemical Co., Ltd (“Ochem”) and Ochemate Material Technologies Co., Ltd (“Ochemate”) provided $20,874 and $21,838 of guarantees to secure certain bank facilities granted to the Group as of December 31, 2020 and June 30, 2021, respectively.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

9. OTHER NON-CURRENT LIABILITIES

	December 31,	June 30,
	2020	2021
Payable to exiting investors	$94,316	$97,979
Product warranty - non-current	15,060	15,244
Deferred subsidy income- non-current	1,221	1,139
Total	$110,597	$114,362

The payable to exiting investors represent the amount to be paid for the redemption of the shares owned by certain noncontrolling interests holders of a subsidiary. See Note 12.

10. BONDS PAYABLE

	December 31,	June 30,
	2020	2021
Bonds payable
Third-party investors	$29,915	$29,915
Total	$29,915	$29,915

Long–term bonds payable
Huzhou Saiyuan	$73,147	$73,147
PIPE investors	-	64,343
Total	$73,147	$137,490

Convertible Bonds issued to Huzhou Saiyuan

On December 29, 2018, Microvast Power Systems Co., Ltd. (“MPS”) signed an agreement with Huzhou Saiyuan, an entity established by the local government, to issue convertible bonds to Huzhou Saiyuan for a total consideration of $87,776 (RMB600 million), of which $29,259 (RMB200 million) was converted from the existing non-interest-bearing loan with Huzhou Saiyuan as of December 31, 2018. The Company pledged its 12.39% equity holding over MPS to Huzhou Saiyuan to facilitate the issuance of convertible bonds. Besides the previous converted bond $29,259 (RMB200 million), Huzhou Saiyuan further subscribed $14,629 (RMB100 million) on January 9, 2019 and $29,259 (RMB200 million) on February 1, 2019, respectively.

If the subscribed bonds are not repaid by the maturity date, Huzhou Saiyuan has the right to dispose the equity interests pledged by the Company in proportion to the amount of matured bonds, or convert the bond to the equity interests of MPS within 60 days after the maturity date. If Huzhou Saiyuan decides to convert the bonds to equity interests of MPS, the equity interests pledged should be released and the convertible bonds should be converted to the equity interest of MPS based on the entity value of MPS at $950,000.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

10. BONDS PAYABLE - continued

On September 28, 2020, MPS signed a supplemental agreement for extension on repayment of convertible bonds to Huzhou Saiyuan, and the terms on repayments and interests were agreed as below:

Issuance Date	Subscribed Amount	Maturity Date	Repayment Amount	Annual Interest Rate
February 1, 2019	$29,259 (RMB200 million)	June 30, 2023	$29,259 (RMB200 million)	3%~4%
December 31, 2018	$29,259 (RMB200 million)	April 28, 2024	$14,629 (RMB100 million)	0%~4%
		July 11, 2024	$7,315 (RMB50 million)	0%~4%
		October 1, 2024	$7,315 (RMB50 million)	0%~4%
January 1, 2020	$14,629 (RMB100 million)	April 13, 2026	$14,629 (RMB100 million)	3%~4%

An additional one-year extension could be granted to the Group if the Group submits a written application before the extended maturity date. As of June 30, 2021, the outstanding balance of the convertible bonds to Huzhou Saiyuan totaled at $73,147 (RMB500 million).

Convertible Bonds issued to third-party investors

On November 2, 2018, MPS signed a convertible bond agreement with two third-party investors (the “Bond Holders”), through which the Bond Holders agreed to provide a non-interest bearing loan in an aggregate amount of $58,516 (RMB400 million) or up to $73,147 (RMB500 million) to MPS, and the Bond Holders could convert the bonds into a number of Series D2 preferred shares of the Company (the “Series D2 Preferred”) once approvals from the PRC and US government were obtained. As of December 31, 2020 and June 30, 2021, $29,915 (RMB204.5 million) was subscribed by the Bond Holders.

On July 23, 2021, upon the completion of the merger between Microvast and Tuscan Holdings Corp., the convertible bonds were settled and converted into 6,719,845 common shares of the combined company as disclosed in Note 21.

Convertible Notes at Fair Value

On January 4, 2021, the Company entered into a note purchase agreement to issue $57,500 convertible promissory notes to certain investors, fully due and payable on the third anniversary of the initial closing date. The notes bear no interest, provided, however, if a liquidity event has not occurred prior to June 30, 2022, an interest rate of 6% shall be applied retrospectively from the date of initial closing. The conversion of the promissory notes are contingent upon the occurrence of a Private Investment in Public Equity (“PIPE”) financing, a liquidity event (“Liquidity Event”) or a new financing after June 30, 2022 but before the maturity date (“Next Financing”). The first tranche and second tranche of the convertible promissory notes were issued in January 2021 and February 2021 at amount of $25,000 and $32,500, respectively. A discounted rate of 80% or 90% would be applied to the then share issuance price upon conversion, depending on the circumstances of PIPE financing, Liquidity Event or Next Financing.

The fair value option was elected for the measurement of the convertible notes. As of June 30, 2021, the fair value of the convertible notes was $64,343. Changes in fair value, a loss of $3,243 and $6,843 were recorded in the unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2021, respectively.

On July 23, 2021, upon the completion of the merger between Microvast and Tuscan Holdings Corp., the convertible promissory notes were converted into 6,736,106 common shares of the combined company.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

11. FAIR VALUE MEASUREMENT

Measured or disclosed at fair value on a recurring basis

The Group measured its financial assets and liabilities, including cash and cash equivalents, restricted cash and convertible notes at fair value on a recurring basis as of December 31, 2020 and June 30, 2021. Cash and cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy because they are valued based on the quoted market price in an active market. The Group determines the fair value of convertible notes, with the assistance of an independent third-party appraiser, based on Level 3 inputs. To determine the fair value of the convertible notes, the Group used probability expected return method.

The key assumptions used in valuation of convertible notes as of June 30, 2021 are summarized in the table below:

Probability for Conversion	90%
Probability for Redemption	10%
Remaining life	0.1 - 2.5 years

As of December 31, 2020 and June 30, 2021, information about inputs for the fair value measurements of the Group’s assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follow:

	Fair Value Measurement as of December 31, 2020
	Quoted Prices in Active Market for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Cash and cash equivalents	$21,496	-	-	$21,496
Restricted cash	19,700	-	-	19,700
Total	$41,196	-	-	$41,196

	Fair Value Measurement as of June 30, 2021
	Quoted Prices in Active Market for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Cash and cash equivalents	$13,367	-	-	$13,367
Restricted cash	20,460	-	-	20,460
Convertible notes	-	-	64,343	64,343
Total	$33,827	-	64,343	$98,170

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

11. FAIR VALUE MEASUREMENT - continued

Measured or disclosed at fair value on a recurring basis - continued

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three and six months ended June 30, 2021:

Convertible notes
Balance as of January 1, 2021	$-
Issuance of convertible notes	57,500
Changes in fair value of convertible notes	3,600
Balance as of March 31, 2021	$61,100
Changes in fair value of convertible notes	3,243
Balance as of June 30, 2021	$64,343

Measured or disclosed at fair value on a nonrecurring basis

The Group measured the long-lived assets using the income approach—discounted cash flow method, when events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable.

12. NONCONTROLLING INTERESTS

Noncontrolling interests of MPS

In March 2017, the Company sold 17.39% equity interest of its wholly-owned subsidiary, MPS, to eight third-party investors (the “Investors”) for total cash consideration of $400,000, which was received in 2017.

In February 2018, the Company signed a series of repurchase and redemption agreements with 6 out of the 8 investors of MPS which requested to redeem in aggregate 14.05% equity interests in MPS (“exiting Investors”), at a redemption value equal to the initial capital contribution plus 6% simple annual interest. To facilitate the repurchase and redemption transaction, MPS and the exiting Investors entered into certain property mortgage agreements on May 30, 2018.

Pursuant to an extension agreement signed in September 2020, the Group paid $30,000 (RMB214.2 million) in March 2021. See Note 6. Further, if the Group completes a qualified financing before 2022 with total amount of $200,000, the Group would pay the exiting Investors $30,000 (RMB214.2 million) which shall be made no later than September 30, 2023. If the Group completes new round financing in 2022 or 2023, the Group will pay the exiting Investors an amount calculated based on the proceeds received in the financing, and in no case will the repayment be less than $30,000 (RMB214.2 million). The repayment amount should be calculated based on the following rules:

a)	Minimum repayment of $30,000 (RMB214.2 million) should be paid if the proceeds received in the financing is up to $200,000.

b)	15% of the incremental proceeds should be paid if the proceeds received in the financing is between $200,000 and $400,000.

c)	20% of the incremental proceeds and up to a maximum of the overdue payable amount should be paid if the proceeds received in the financing is above $400,000.

On July 23, 2021, upon the completion of the merger between Microvast and Tuscan Holdings Corp., the equity interest held by the investors who remained as noncontrolling shareholders of MPS were converted into 17,253,182 common shares of the combined company as disclosed in Note 21.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

13. ORDINARY SHARES

The Company’s Amended and Restated Certificate of Incorporation authorizes 100,000,000 ordinary shares with a par value of $0.01 per share.

As of December 31, 2020 and June 30, 2021, the Company had 617,880 ordinary shares issued and outstanding.

On July 23, 2021, upon the completion of the merger between Microvast and Tuscan Holdings Corp., all of the ordinary shares were converted into common shares of the combined company at an exchange ratio of 160.3 as disclosed in Note 21.

14. PREFERRED SHARES

As of December 31, 2020 and June 30, 2021, the Company had preferred shares issued and outstanding as follows:

Preferred Shares	Number of Shares	Shareholders
Series C1 Preferred	166,950	Ashmore Global Special Situations Fund 4 Limited Partnership and Ashmore Global Special Situations Fund 5 Limited Partnership (“Ashmore”) and International Finance Corporation (“IFC”)
Series C2 Preferred	126,345	Ashmore Cayman SPC Limited (“Ashmore Cayman”) and IFC
Series D1 Preferred	139,186	Evergreen Ever Limited (“EEL”)
Total	432,481

The changes in the balance of Series Preferred and redeemable noncontrolling interests included in the mezzanine equity for the six months ended June 30, 2020 and 2021 were as follows:

	Series C1 Preferred	Series C2 Preferred	Series D1 Preferred	Redeemable noncontrolling interests
Balance as of January 1, 2020	$76,684	$73,100	$127,935	$80,561
Accretion	974	2,217	4,662	2,552
Ending balance as of March 31, 2020	$77,658	$75,317	$132,597	$83,113
Accretion	974	2,217	4,662	2,552
Ending balance as of June 30, 2020	$78,632	$77,534	$137,259	$85,665

Balance as of January 1, 2021	$80,581	$81,966	$146,583	$90,820
Accretion	1,003	2,281	4,759	2,577
Ending balance as of March 31, 2021	$81,584	$84,247	$151,342	$93,397
Accretion	1,003	2,281	4,759	2,606
Ending balance as of June 30, 2021	$82,587	$86,528	$156,101	$96,003

On July 23, 2021, upon the completion of the merger between Microvast and Tuscan Holdings Corp., all preferred shares were converted into common shares of the combined company at an exchange ratio of 160.3 as disclosed in Note 21.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

15. SHARE-BASED PAYMENT

The share options, non-vested shares and non-vested share units may be vested only upon and after the occurrence of initial public offering, sale or transfer of all or substantially all of the business, operations or assets of the Company or its subsidiaries, taken as a whole, to a third party, or such other sale or transfer of ordinary shares in the Company as determined, in each case, by the Company pursuant to legal documents and other obligations binding upon it. As of June 30, 2021, it was not considered probable that the above performance condition would be achieved and accordingly no compensation expense was recorded.

Share options

Share options activity for the six months ended June 30, 2020 and 2021 was as follows:

Share options	Number of shares	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual life
		(US$)	(US$)
Outstanding as of January 1, 2020	47,277	$881.97	$343.83	7.1
Forfeited	(4,462)	366.00	285.11
Outstanding as of March 31, 2020	42,815	$935.74	$349.95	7.0
Outstanding as of June 30, 2020	42,815	$935.74	$349.95	6.8
Expected to vest and exercisable as of June 30, 2020	42,815	$935.74	$349.95	6.8

Outstanding as of January 1, 2021	216,706	991.99	468.60	9.0
Forfeited	(5,700)	1005.85	475.71
Outstanding as of March 31, 2021	211,006	$991.62	$468.41	8.7
Forfeited	(800)	1005.85	475.71
Outstanding as of June 30, 2021	210,206	$991.57	$468.38	8.5
Expected to vest and exercisable as of June 30, 2021	210,206	$991.57	$468.38	8.5

Non-vested share

No non-vested shares activity occurred for the six months ended June 30, 2021. The non-vested shares activity for the six months ended June 30, 2020 was as follows:

Weighted
average
	Number of	grant date
	non-vested	fair value
	shares	per share
(US$)
Outstanding as of January 1, 2020	20,523	$182.13
Transfer to non-vested share units	(20,523)	$182.13
Outstanding as of March 31, 2020	-	$-
Outstanding as of June 30, 2020	-	$-

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

15. SHARE-BASED PAYMENT - continued

Non-vested share units

The non-vested shares units will be settled in the form of cash payments. Most of them will be settled at price per unit equal to the fair market value on initial vesting date, and others will be settled at price per unit equal to the lesser of the fair market value on initial vesting date or the value of $1,005.85.

		Weighted
		average
	Number of	grant date
	non-vested	fair value
	shares	per share
		(US$)
Outstanding as of January 1, 2020	123,575	$143.89
Forfeited	(446)	$227.24
Transfer from non-vested shares	20,523	$182.13
Outstanding as of March 31, 2020	143,652	$149.10
Outstanding as of June 30, 2020	143,652	$149.10

Outstanding as of January 1, 2021	143,652	$149.10
Forfeited	-	$-
Outstanding as of June 30, 2021	143,652	$149.10

Subsequent to the completion of the merger between Microvast and Tuscan Holdings Corp., the options granted under Microvast’s stock incentive plan were converted into options to purchase common stock of the combined company at exchange ratio of 160.3 with three-year vesting period starting from the first anniversary of the closing. And the non-vested share units granted under Microvast’s stock incentive plan will be settled in cash at price per unit determined by the fair value market of the common stock of the combined company, with three-year vesting period starting from the first anniversary of the closing. The Company is in the process of assessing the accounting impact.

Series B2 Preferred subscribed by employees

On October 30, 2015, the Company issued 79,107 Series B2 Preferred to certain employees of the Company. The Series B2 Preferred were issued for cash consideration of $366.00 per share and all the Series B2 Preferred were fully paid on the date of issuance. The Series B2 Award shall vest with respect to one-fourth of the total number of the Series B2 Award immediately upon the occurrence of a qualified IPO or initial vesting date, and on each of the first, second and third anniversaries of the initial vesting date; provided that through each applicable vesting date, the holder of the Series B2 Award remains employed with the Group.

As of December 31, 2020 and June 30, 2021, 53,319 shares were legally issued and outstanding and the Company recorded a deposit liability of $21,792 at the per share price equal to the original Series B2 Preferred subscription price.

Subsequent to the completion of the merger between Microvast and Tuscan Holdings Corp., the Series B2 Award were converted into options to purchase common stock of the combined company at exchange ratio of 160.3, with three-year vesting period starting from the first anniversary of the closing. The Company is in the process of assessing the accounting impact.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

16. MAINLAND CHINA CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government-mandated multiemployer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Group to accrue for these benefits based on certain percentages of the employees’ salaries. The total provisions for such employee benefits were $418 and $640 for three months ended June 30, 2020 and 2021, respectively. The total provisions for such employee benefits were $954 and $1,281 for six months ended June 30, 2020 and 2021, respectively.

17. SEGMENT INFORMATION

Operating segments are defined as components of an enterprise engaging in businesses activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”) in deciding how to allocate resources and assess performance. The Group’s CODM has been identified as the Chief Executive Officer (“CEO”), who reviews consolidated results including revenue, gross profit and operating profit at a consolidated level only and does not distinguish between products for the purpose of making decisions about resources allocation and performance assessment. As such, the Group concluded that it has one operating segment and one reporting segment.

Long-lived assets, classified by major geographic regions are as follows.

	December 31,		June 30,
Geographic regions	2020		2021
	Amount	%	Amount	%
PRC	198,921	94%	191,182	83%
Asia & Pacific	198,921	94%	191,182	83%
Germany	12,747	6%	21,462	9%
United Kingdom	120	0%	99	0%
Europe	12,867	6%	21,561	9%
United States	230	0%	18,930	8%
Total	212,018	100%	231,673	100%

Revenues, classified by major geographic regions in which the Group’s customers are located are as follows.

	Three months ended June 30,				Six months ended June 30,
Geographic regions	2020		2021		2020		2021
	Amount	%	Amount	%	Amount	%	Amount	%
PRC	8,680	40%	21,650	65%	11,610	41%	32,292	67%
India	738	3%	1,998	6%	1,135	4%	3,269	7%
Russia	5,052	23%	3,267	10%	5,535	19%	3,724	8%
Other countries	332	2%	2,169	6%	407	1%	2,283	5%
Asia & Pacific	14,802	68%	29,084	87%	18,687	65%	41,568	87%
United Kingdom	1,212	6%	3,508	11%	3,504	12%	5,212	10%
Netherlands	4,187	19%	2	0%	4,192	15%	22	0%
Other countries	1,491	7%	721	2%	2,234	8%	1,324	3%
Europe	6,890	32%	4,231	13%	9,930	35%	6,558	13%
Other	6	0%	57	0%	30	0%	184	0%
Total	21,698	100%	33,372	100%	28,647	100%	48,310	100%

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

18. RELATED PARTY BALANCES AND TRANSACTIONS

Name	Relationship with the Group
Ochem	Controlled by CEO
Ochemate	Controlled by CEO

(1)	Related party transaction

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Raw material sold to Ochem	$-	$138	$-	$293

(2)	Interest-free loans

MPS received certain interest-free loans from related parties Ochemate and Ochem for the three months ended June 30, 2020 and 2021 with accumulative amount at $4,531 and $4,184, respectively. MPS received certain interest-free loans from related parties Ochemate and Ochem for the six months ended June 30, 2020 and 2021 with accumulative amount at $10,456 and $8,426, respectively.

The outstanding balance for the amount due from Ochem was nil as of December 31, 2020 and June 30, 2021, respectively. Also, Ochem and Ochemate provided certain pledges and credit guarantees for the Group to secure bank facilities. Please refer to Note 8.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

19. NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Numerator:
Net loss attributable to ordinary shareholders	$(19,671)	$(39,148)	$(42,613)	$(67,461)

Denominator:
Weighted average ordinary shares outstanding used in computing basic and diluted net loss per share	617,880	617,880	617,880	617,880
Basic and diluted net loss per share	$(31.84)	$(63.36)	$(68.97)	$(109.18)

For the three and six months ended June 30, 2020 and 2021, the following shares outstanding were excluded from the calculation of diluted net loss per ordinary share, as their inclusion would have been anti-dilutive for the periods prescribed.

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Shares issuable upon exercise of share options	42,815	210,683	42,840	212,019
Shares issuable upon vesting of non-vested shares	-	-	1,015	-
Shares issuable upon conversion of Series B2 Preferred	53,319	53,319	53,319	53,319
Shares issuable upon conversion of Series C1 Preferred	166,950	166,950	166,950	166,950
Shares issuable upon conversion of Series C2 Preferred	126,345	126,345	126,345	126,345
Shares issuable upon conversion of Series D1 Preferred	139,186	139,186	139,186	139,186
Shares issuable upon conversion of Series D2 Preferred	102,512	102,512	102,512	102,512
Shares issuable upon conversion of non-controlling interests of a subsidiary	107,650	107,650	107,650	107,650

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

20. COMMITMENTS AND CONTINGENCIES

Litigation

■	Mr. Smith

On September 4, 2017, Matthew Smith, the Company’s former attorney, sent a demand letter to the Company alleging claims for breach of contract (involving stock options) and discrimination. On October 5, 2017, Mr. Smith filed a charge of discrimination with the United States Equal Employment Opportunity Commission alleging the same discrimination claims and also claiming his employment was terminated in retaliation for his prior discrimination complaints. In this action, Mr. Smith seeks the following relief: (1) a declaration that he owns the 2,600 ordinary shares and (2) various damages and other equitable remedies over $1,000. The Company denied all allegations and wrongful conduct.

On February 5, 2018, Mr. Smith filed suit against the Company asserting causes of action for breach of contract against the Company and assert his alleged discrimination and retaliation claims. On April 5, 2021, the Court issued a new Order of trial setting which set the trial for the two-week period beginning September 13, 2021. The parties are in discussions with plaintiff’s counsel regarding rescheduling the trial to a date before September 13 so that the case can be tried in the relatively near future.

Based on the information available, the Company anticipated the losses are not probable and cannot be estimated and therefore, no accrual for contingency loss was recorded in the consolidated financial statements for the three and six months ended June 30, 2020 and 2021.

Capital commitments

Capital commitments for construction of property and purchase of property, plant and equipment were $9,141 as of June 30, 2021, which is mainly for the construction of the lithium battery production line.

Lease commitments

Future minimum payments under lease commitments as of June 30, 2021 were as follows:

2021
Six months period ending December 31, 2021	$2,293
2022	3,637
2023	3,135
2024	2,361
2025	1,944
2026	1,944
Thereafter	17,596
$32,910

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2021

(In thousands of U.S. dollars, except share and per share data, or otherwise noted)

21. SUBSEQUENT EVENTS

The Group has evaluated events subsequent to the balance sheet date of June 30, 2021 through August 16, 2021, the date on which the financial information is available to be issued.

Merger Transactions

On July 23, 2021, the merger transaction between Microvast and Tuscan Holdings Corp. (“Tuscan”) was completed, resulting in the combined company being renamed “Microvast Holdings, Inc.”, with its common stock and warrants to commence trading on the NASDAQ on July 26, 2021. The net proceeds from the merger transaction include $708.4 million cash received by the combined company upon closing and the proceeds from $57.5 million promissory convertible notes issued in January and February 2021. Upon the completion of the merger transaction, the stockholders of Microvast, including the ordinary shareholders, preferred shareholders, certain bond holders and noncontrolling interest holders, received their pro rata portion of an aggregate of 210,000,000 shares of common stock of the combined company at an exchange ratio of 160.3, representing 69.9% ownership interest of the combined company. The board of directors of the combined company consists of seven members, including four members nominated by the CEO of Microvast, one member nominated by Ashmore, one member nominated by the ultimate parent company of EEL and one member nominated by Tuscan. As such, the merger transaction will be accounted for as a reverse recapitalization with Microvast being identified as the accounting acquirer, because the stockholders of Microvast obtained control of the combined company.